EXHIBIT 99.1


                        REPORT OF INDEPENDENT ACCOUNTANTS




Board of Directors and Shareholders
Net Effect Systems, Inc. (Formerly Extratis Corporation)


In our opinion, the accompanying balance sheets and the related statements of operations, changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of Net Effect Systems, Inc., formerly Extratis Corporation, (the "Company"), at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Woodland Hills, California
March 22, 1999, except for note 9,
as to which the date is November 19, 1999.

                            NET EFFECT SYSTEMS, INC.
                         (FORMERLY EXTRATIS CORPORATION
                                 BALANCE SHEETS

                                                                         DECEMBER 31                SEPTEMBER 30,
                                                              -------------------------------      ---------------
                                                                    1997            1998                 1999
                                                              ------------      -------------       --------------
                                                                                                     (UNAUDITED)
Assets:
Cash ...................................................      $     62,229       $  2,877,968       $  6,128,073
Accounts receivable ....................................             4,667             57,682            147,385
Prepaid and other current assets .......................             3,500              6,447            184,174
                                                              ------------      -------------       --------------
            Total current assets .......................            70,396          2,942,097          6,459,632

Property and equipment, net ............................                --             43,444            418,324
Other assets ...........................................                --            139,698            115,307
                                                              ------------      -------------       --------------
            Total assets ...............................      $     70,396       $  3,125,239       $  6,993,263
                                                              ------------      -------------       --------------
                                                              ------------      -------------       --------------
Liabilities and Stockholders' Equity:
Accounts payable .......................................        $       --       $    222,807       $    200,594
Accrued liabilities ....................................            45,591            147,810            799,211
Accrued marketing expenses .............................                --                 --            265,000
Deferred revenue .......................................                --             29,286            126,270
                                                              ------------      -------------       --------------
             Total current liabilities .................            45,591            399,903          1,391,075

Commitments and contingencies(Note 6)
Shareholders' equity:
Series A convertible preferred stock, $.01 par
  value, noncumulative 1,000,000 shares
  authorized, 440,000 issued and outstanding ...........             4,400              4,400              4,400
Series B convertible preferred stock, $0.01 par
  value, noncumulative 6,750,000 shares
  authorized, 6,371,360 issued and outstanding .........                --             63,714             63,714
Series C convertible preferred stock, $0.01 per
  value, noncumulative 4,594,595 shares
  authorized, 4,198,920 issued and outstanding .........                --                 --             41,989
Common stock, $0.01 par value, 10,000,000
  shares authorized, 2,000,000 and 1,850,000 and
  1,908,685 shares issued and outstanding at
  December 31, 1997, 1998 and September 30, 1999 .......            20,000             18,500             19,087
Additional paid-in capital .............................           277,267          5,463,813         13,301,679
Accumulated deficit ....................................         (276,862)        (2,825,091)        (7,828,681)
                                                              ------------      -------------       --------------
              Total stockholders' equity ...............            24,805          2,725,336          5,602,188
                                                              ------------      -------------       --------------

              Total liabilities and stockholders'
               equity ..................................      $     70,396       $  3,125,239       $  6,993,263
                                                              ------------      -------------       --------------
                                                              ------------      -------------       --------------

   The accompanying notes are an integral part of these financial statements.

                            NET EFFECT SYSTEMS, INC.
                        (FORMERLY EXTRATIS CORPORATION

                            STATEMENT OF OPERATIONS

                                            YEAR ENDED DECEMBER 31,          NINE MONTHS ENDED SEPTEMBER 30,
                                         ------------------------------     ---------------------------------
                                             1997             1998                1998             1999
                                         -------------  ---------------     ------------       ------------
                                                                                       (UNAUDITED)
 Revenue ..........................      $    22,603       $   207,739       $    75,550       $   823,407

 Cost of revenues: ................               --           340,698            52,133           957,818
                                         -------------  ---------------     ------------       ------------
 Gross profit (loss) ..............           22,603          (132,959)           23,417          (134,411)

 Operating expenses:
 Product development ..............          120,916           608,273           358,347         1,852,341
 Sales and marketing ..............           76,705           687,262           365,080         2,065,607
 General and administrative .......          102,372         1,223,063           644,402         1,135,926
                                         -------------  ---------------     ------------       ------------
Total operating expenses ..........          299,993         2,518,598         1,367,829         5,053,874
                                         -------------  ---------------     ------------       ------------
Operating loss ....................        (277,390)       (2,651,557)       (1,344,412)       (5,188,285)
 Interest income ..................            1,328           107,623            66,255           182,820
                                         -------------  ---------------     ------------       ------------
 Loss before provision for                                                                     (5,005,465)
  income tax ......................        (276,062)       (2,543,934)       (1,278,157)
Provision for income tax ..........              800               800               800             1,616
                                         -------------  ---------------     ------------       ------------
Net loss ..........................      $ (276,862)      $(2,544,734)      $(1,278,957)      $(5,007,081)
                                         -------------  ---------------     ------------       ------------
                                         -------------  ---------------     ------------       ------------

   The accompanying notes are an integral part of these financial statements.

                            NET EFFECT SYSTEMS, INC.
                         (FORMERLY EXTRATIS CORPORATION)

             STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                                         SERIES A                 SERIES B                SERIES C
                                                           CONVERTIBLE PREFERRED   CONVERTIBLE PREFERRED
                                  CONVERTIBLE PREFERRED            STOCK                   STOCK                COMMON STOCK
                                  -----------------------    ---------------------   ---------------------   -------------------
                                    SHARES       AMOUNT        SHARES     AMOUNT      SHARES      AMOUNT       SHARES     AMOUNT
                                  ----------- -----------    ----------- ---------   ---------  ----------   ----------- -------
Issuance of shares...........         440,000    $  4,400                                                     2,000,000   $20,000

Net loss.....................
                                  ----------- -----------    ----------- ---------   ---------  ----------   ----------- --------
Balance at December 31, 1997.         440,000    $  4,400           --     $   --          --     $    --     2,000,000   $20,000
                                  ----------- -----------    ----------- ---------   ---------  ----------   ----------- --------
Redemption of common stock...                                                                                  (150,000)  $(1,500)

Issuance of shares...........                                6,371,360   $ 63,714

Net loss.....................
                                  ----------- -----------    ----------- ---------   ---------  ----------   ----------- --------

Balance at December 31, 1998.         440,000    $  4,400    6,371,360   $ 63,714          --      $   --     1,850,000   $18,500
                                  ----------- -----------    ----------- ---------   ---------  ----------   ----------- --------
Issuance of shares (unaudited)                                                      4,198,920     $41,989        20,560   $   206

Net loss (unaudited).........

Exercise of stock options
(unaudited)..................                                                                                    38,125    $  381

Recognition of compensatory
stock options expense
(unaudited)..................
Settlement of legal fees
(unaudited)..................
                                  ----------- -----------    ----------- ---------   ---------  ----------   ----------- --------

Balance at September 30, 1999
(unaudited)..................         440,000    $  4,400    6,371,360   $ 63,714   4,198,920    $ 41,989     1,908,685   $19,087
                                  ----------- -----------    ----------- ---------   ---------  ----------   ----------- --------
                                  ----------- -----------    ----------- ---------   ---------  ----------   ----------- --------

                                    ADDITIONAL                      TOTAL
                                     PAID-IN     ACCUMULATED     SHAREHOLDERS'
                                     CAPITAL       DEFICIT          EQUITY
                                 -------------  ------------    --------------

Issuance of shares...........      $  277,267                    $   301,667

Net loss.....................                   $  (276,862)     $  (276,862)
                                  -----------   ------------     ------------
Balance at December 31, 1997.      $  277,267   $  (276,862)     $    24,805
                                  -----------   ------------     ------------
Redemption of common stock...                   $    (3,495)     $    (4,995)

Issuance of shares...........     $ 5,186,546                    $ 5,250,260

Net loss.....................                   $(2,544,734)     $(2,544,734)
                                  -----------   ------------     ------------

Balance at December 31, 1998.     $ 5,463,813   $(2,825,091)     $ 2,725,336
                                  ------------  ------------     ------------
Issuance of shares (unaudited)    $ 7,744,310                    $ 7,786,505

Net loss (unaudited).........                   $(5,007,081)     $(5,007,081)

Exercise of stock options
(unaudited)..................     $     3,464                    $     3,845

Misc. reclass adjustment
(unaudited)..................     $   (3,491)   $     3,491

Recognition of compensatory
stock options expense
(unaudited)..................     $   134,667                    $   134,667

Settlement of legal fees
(unaudited)..................     $  (41,084)                    $  (41,084)
                                  ------------  ------------     ------------

Balance at September 30, 1999
(unaudited)..................     $13,301,679   $(7,828,681)     $ 5,602,188
                                  ------------  ------------     ------------
                                  ------------  ------------     ------------

   The accompanying notes are an integral part of these financial statements.

                            NET EFFECT SYSTEMS, INC.
                         (FORMERLY EXTRATIS CORPORATION)

                            STATEMENTS OF CASH FLOWS



                                                                                                    NINE MONTHS ENDED SEPTEMBER
                                                                  YEAR ENDED DECEMBER 31,                         30,
                                                              -------------------------------     ------------------------------
                                                                  1997             1998              1998               1999
                                                              -------------     ------------      -----------       ------------
                                                                                                            (UNAUDITED)
Cash flows from operating activities:
    Net loss ...........................................      $ (276,862)      $(2,544,734)      $(1,278,957)      $(5,007,081)
   Adjustments to reconcile net income to net
    Cash used in operating activities:
    Depreciation and amortization ......................              --            12,573             3,329            35,862
      Increase in accounts receivable ..................          (4,667)          (53,015)         (119,820)          (89,703)
      Increase in prepaid and other current
        Assets .........................................          (3,500)           (2,947)           (7,619)         (127,727)
      Increase/Decrease in other assets ................              --          (139,698)          (22,617)           24,391
      Increase in accounts payable .....................              --           222,807           103,840           (22,213)
      Increase/Decrease in accrued liabilities
       and other .......................................          45,591           102,219           (30,561)          916,401
      Increase in deferred revenue and customer
        Deposits .......................................              --            29,286           106,650            96,984
                                                              -------------     ------------      -----------       ------------
Net cash used in operating activities ..................        (239,438)       (2,373,509)       (1,245,755)       (4,173,086)
                                                              -------------     ------------      -----------       ------------
Cash flows from investing activities:
  Issuance of note receivable ..........................              --                --                --           (50,000)
  Purchases of property and equipment ..................              --          (170,649)         (125,716)         (410,742)
  Sale of property and equipment .......................              --           114,632                --                --
                                                              -------------     ------------      -----------       ------------
Net cash used in investing activities ..................              --           (56,017)         (125,716)         (460,742)
                                                              -------------     ------------      -----------       ------------
Cash flows from financing activities:
   Proceeds from the issuance of common stock .........           81,667                --                --            18,504
   Proceeds from the issuance of Series A
      Convertible preferred stock .....................          220,000                --                --                --
   Proceeds from the issuance of Series B
      Convertible preferred stock .....................               --         5,250,260         5,250,260                --
   Proceeds from the issuance of Series C
      Convertible preferred stock .....................               --                --                --         7,768,001
   Proceeds from stock options exercised ..............               --                --                --             3,845
   Settlement of legal fees ...........................               --                --                --           (41,084)
   Noncash compensatory stock option expense ..........               --                --                --           134,667
   Redemption of common stock .........................               --            (4,995)           (4,995)               --
                                                              -------------     ------------      -----------       ------------
Net cash provided by financing activities .............          301,667         5,245,265         5,245,265         7,883,933
                                                              -------------     ------------      -----------       ------------
Net increase in cash and cash equivalents .............           62,229         2,815,739         3,873,794         3,250,105

Cash at beginning of period ...........................               --            62,229            62,229         2,877,968

Cash at end of period .................................       $   62,229       $ 2,877,968       $ 3,936,023       $ 6,128,073
                                                              -------------     ------------      -----------       ------------
                                                              -------------     ------------      -----------       ------------

   The accompanying notes are an integral part of these financial statements.

                            NET EFFECT SYSTEMS, INC.
                         (FORMERLY EXTRATIS CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS




1.       DESCRIPTION OF BUSINESS AND ORGANIZATION:

         Net Effect Systems, Inc. (formerly Extratis Corporation) (the "Company") designs, develops, markets and supports innovative enterprise-wide, scalable on line customer support software. The Company's software enables the user to harness the power of the Internet to provide real-time, text based customer support with one-to-one interaction and one-to-many capabilities to maximize the productivity of customer support functions within an organization.

         Extratis Corporation was incorporated on April 28, 1997 under the laws of the State of California. On September 25, 1998, Extratis Corporation completed its re-incorporation in the State of Delaware and merger with its newly created subsidiary Net Effect Systems, Inc.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Use of Estimates

         In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

         Unaudited Interim Financial Information

         The accompanying interim financial statements as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999, are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements, and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position at September 30, 1999, its results of operations and cash flows for the nine months then ended September 30, 1998 and 1999. The financial data and other information disclosed in these notes to the financial statements related to this period is unaudited. The results for the nine months ended September 30, 1999 and are not necessarily indicative of the results to be expected for the year ending December 31, 1999.


         Cash and Cash Equivalents

         The Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents. Such investments are valued at cost, which approximates market value.

         Revenue Recognition and Deferred Revenue

         The Company recognizes revenue from the sale of its software upon receipt of an executed sales agreement and shipment to the customer provided there are no vendor obligations to be fulfilled and collectibility is probable. Services revenue includes support, education and consulting services. The Company provides software support and product upgrades to its customer through separately priced agreements. These support revenues are deferred and recognized on a straight-line basis over the term of the contract. Revenues from technical training and consulting services are recognized as these services are provided to customers.

         Product Development

         Product development costs are expensed as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

         Income Taxes

         The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

         Stock-based Compensation

         The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income generally represents all changes in shareholders' equity during the period except those resulting from investments by, or distributions to, shareholders. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and requires restatement of earlier periods presented. SFAS No. 130 has no impact on the company's financial statements as the Company has no other elements of comprehensive income other than net income.

3.       CONCENTRATIONS OF CREDIT RISK:

         Financial instruments, which subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents, and trade accounts receivable. The Company maintains cash and cash equivalents with various domestic financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions. From time to time, the Company's cash balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits.

         The Company's revenue for 1997, 1998 and the nine months ended September 30, 1999 was from software sales, consulting and support services to two, four and twelve customers, respectively.


4.       PROPERTY AND EQUIPMENT:

         Property and equipment consists of the following:



                                                                                           NINE MONTHS
                                                           YEARS ENDED DECEMBER 31,           ENDED,
                                                          ---------------------------      -------------
                                                             1997              1998        SEPTEMBER 30,
                                                          ------------     ----------      -------------
          Computer equipment .......................      $         --      $  31,017       $ 303,670
          Furniture and equipment ..................                --         25,000          40,363
          Leasehold improvements ...................                --             --         122,726
             Less accumulated depreciation and
              Amortization .........................                --        (12,573)        (48,435)
                                                          ------------     ----------      -------------
                Total ..............................      $         --      $  43,444       $ 418,324
                                                          ------------     ----------      -------------
                                                          ------------     ----------      -------------

5.       INCOME TAXES:

         The primary component of temporary differences, which give rise to deferred tax assets, is related to net operating loss carryforward. The gross deferred tax assets were $110,758 and $1,016,428 at 1997 and 1998, respectively. Due to the limited operating history of the Company and the losses incurred to date, management believes a full valuation allowance for the deferred tax assets are necessary. The valuation allowance increased by $905,670 during 1998.

         At December 31, 1997 and 1998, the Company had Federal taxable net operating loss of $276,862 and $2,544,734, respectively.

         The Federal net operating loss carry forwards will begin to expire in December 31, 2017.

         As a result of the Company's operating losses, the provision for income taxes in the accompanying financial statements reflects the current minimum California State franchise tax liability of $800 for each year ending 1997 and 1998.

6.       COMMITMENTS AND CONTINGENCIES:

         LEASES

         The Company leases its facility, certain computer and office equipment under non-cancelable operating leases with terms ranging up to six years. The future minimum lease obligations under non-cancelable operating leases at December 31, 1998 are as follows:

         1999                                                 $193,514
         2000                                                  740,359
         2001                                                  492,255
         2002                                                  448,709
         2003                                                  448,709
         Thereafter                                            224,355
                                                             ---------
                                                            $2,547,901

         Lease expense for the nine months ended September 30, 1998 and 1999 amounted to $51,113 and $256,478, respectively. Lease expense for the years ended December 31, 1997 and 1998 amounted to $6,049 and $47,115, respectively.

         EMPLOYMENT AGREEMENTS

         The Company maintains employment agreements with certain executive officers of the Company. The employment agreements provide for minimum salary levels, incentive compensation and severance benefits, among other items.


7.       SHAREHOLDER'S EQUITY:

         SERIES A CONVERTIBLE PREFERRED STOCK

         Series A Convertible Preferred Stock has the same voting and dividend participation rights as common stock, and has a preference in liquidation over common stock. Under the terms of stock agreements, all Series A Preferred Stock maybe converted to common stock upon the consummation of an initial public offering in accordance with their terms or if the holders of such preferred shares approve the conversion.

         SERIES B CONVERTIBLE PREFERRED STOCK

         In June 1998, the Company issued 6,371,360 shares of Series B Convertible Preferred Stock for $5,250,260 or $0.824 per share to raise capital for further expansion. The Series B Convertible Preferred Stock has the same voting and dividend participation rights as common stock, and has a preference in liquidation over common stock.

         SERIES C CONVERTIBLE PREFERRED STOCK

         In April 1999, the Company issued 3,928,650 shares of Series C Convertible Preferred Stock. In May 1999, the Company issued an additional 270,270 shares of Series C Convertible Preferred Stock. A total of 4,198,920 shares were issued at $1.85 per share, raising a total of $7,768,002 for further expansion. The Series C Convertible Preferred Stock has the same voting and dividend participation rights as common stock, and has a preference in liquidation over common stock.


         COMMON STOCK OPTIONS

         The Company's Stock Option Plan, adopted in February 1998, and amended in June 1998, authorized the granting of incentive and nonqualified stock options. The Board of Directors approved and the shareholders ratified up to an aggregate of 4,553,000 shares for issuance under this plan. Options granted under the Plan may be Incentive Stock Options or Non-statutory

         Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan. Options granted as Incentive Stock Options shall have an exercise price no less than 100% of the Fair Market Value on date of grant. Options granted as Non-statutory Stock Options shall have an exercise price of no less than 85% of Fair Market Value on the date of grant. As of December 31, 1998, no options granted pursuant to the Plan have been exercised.

         The following is a summary of stock option activity during fiscal 1998 and during the nine-months ended September 30, 1999:



                                                                                RANGE OF EXERCISE
                                                                   SHARES             PRICE
                                                                 -----------    -----------------
          Outstanding, December 31, 1997 ..................              --                   --
                                                                 -----------    -----------------
             Granted ......................................       3,787,154       $0.10 to $0.25

             Canceled .....................................              --                   --

             Exercised ....................................              --                   --
                                                                 -----------
          Outstanding, December 31, 1998 ..................       3,787,154       $0.10 to $0.25
                                                                 -----------
             Granted ......................................         779,032       $0.25 to $0.90

             Canceled .....................................        (878,710)      $0.10 to $0.90

             Exercised ....................................         (38,125)      $0.10 to $0.15
                                                                 -----------
          Outstanding, September 30, 1999 .................       3,649,351       $0.10 to $0.90
                                                                 -----------
                                                                 -----------

          Options exercisable at September 30, 1999 .......         976,188       $0.10 to $0.20

          Options available for future grant ..............         865,524                   --


8.       CONVERTIBLE NOTES:

         In January 1998, the Company entered into three convertible notes payable agreements in exchange for $250,000 in cash. As part of these agreements, the note holders had the right to convert the notes payable into a predetermined number of shares of preferred stock during the next round of financing and in addition were issued warrants expiring on January 28, 2003 allowing the note holders to purchase up to 303,398 additional shares of Series B Convertible Preferred Stock at $0.824 per share (see Note 7). The notes became due and payable on June 15, 1998 and were converted into 303,398 shares of Series B Convertible Preferred Stock with the same rights as the other Series B Convertible Preferred Stock holders as noted above.



9.       SUBSEQUENT EVENT (UNAUDITED):

         In April 1999, the Company authorized the sale and issuance of 4,594,595 shares of Series C Preferred Stock at $1.85 per share. The Company received approximately $7,300,000 related to this financing.

         On November 19, 1999, Ask Jeeves, Inc. Inc. entered into an Agreement and Plan of Merger ("Agreement") with Net Effect Systems, Inc. Pursuant to the Agreement, all outstanding shares of Net Effect Systems, Inc. were converted into 1,631,880 million shares of Ask Jeeves, Inc. Common Stock, and options to purchase Net Effect Systems, Inc. Common Stock were converted into options to purchase 497,342 shares of Ask Jeeves, Inc. Common Stock. The merger will be accounted for as a pooling of interests.